Exhibit 99.1

News Release
Analysts and Media Contact:
Richard Thomas (972) 855-3729

Atmos Energy Corporation Reports Earnings for Fiscal 2026;
Initiates Fiscal 2027 Guidance
DALLAS (November 4, 2026) - Atmos Energy Corporation (NYSE: ATO) today reported consolidated results for its fourth fiscal quarter ended September 30, 2026. This news release should be read in conjunction with our earnings slides which are concurrently being posted at www.atmosenergy.com.

Fiscal Year Highlights
•Earnings per diluted share of $8.49 on net income of $1.4 billion.
•Capital expenditures were $4.2 billion; over 85% focused on safety and reliability.
•Strong financial profile with 60% equity capitalization and $3.8 billion in available liquidity.
•Implemented $395.4 million in annualized regulatory outcomes.

Outlook
•Fiscal 2027 earnings per diluted share guidance expected to be in the range of $9.05 - $9.25 per diluted share.
•Fiscal 2027 capital expenditure guidance expected to be approximately $4.5 billion.
•The company's Board of Directors has declared a quarterly dividend of $1.09 per common share. The indicated annual dividend for fiscal 2027 is $4.36, which represents a 9.0% increase over fiscal 2026.

Conference Call to be Webcast November 5, 2026
Atmos Energy will host a conference call with financial analysts to discuss the fiscal 2026 fourth quarter financial results on Thursday, November 5, 2026, at 10:00 a.m. Eastern Time. The domestic dial-in number is +1-833-461-5787. The meeting ID is 232 888 973. The international dial-in number is +1-585-542-9983. The conference call will be webcast live on the Atmos Energy website at www.investors.atmosenergy.com/events-and-presentations. A playback of the call will be available on the website later that day.
Forward-Looking Statements
The matters discussed in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release or any of the company’s other documents or oral presentations, the words “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “objective”, “plan”, “projection”, “seek”, “strategy”, or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in this release, including the statements relating to the company's strategy, operations, markets, services, rates, recovery of costs, availability of gas supply, and the other factors discussed in the company’s reports filed with the Securities and Exchange Commission. These risks and uncertainties include the following: federal, state, and local regulatory and political trends and decisions, including the impact of rate proceedings before various state regulatory commissions; increased federal regulatory oversight and potential penalties; possible increased federal, state, and local regulation of the safety of our operations; possible significant costs and liabilities resulting from pipeline integrity and other similar programs and related repairs; the inherent hazards and risks involved in distributing, transporting, and storing natural gas; litigation and regulatory proceedings, including litigation in which plaintiffs may seek substantial compensatory and punitive damages; the availability and accessibility of contracted gas supplies, interstate pipeline, and/or storage services; increased competition from energy suppliers and alternative forms of energy; failure to attract and retain a qualified workforce; natural disasters, adverse weather, terrorist activities, or other events and other risks and uncertainties discussed herein, all of which are difficult to predict and many of which are beyond our control; failure of technology that affects the Company's business operations; the threat of cyber-attacks or acts of cyber-terrorism that could disrupt our business operations and information technology systems or result in the loss or exposure of confidential or sensitive customer, employee, or Company information; the impact of new cybersecurity compliance requirements; adverse weather conditions; the impact of legislation to reduce or eliminate greenhouse gas emissions or fossil fuels; the impact of climate change; the capital-intensive nature of our business; our substantial capital investment program being subject to execution, cost, and recovery risks; our ability to continue to access the credit and capital markets to execute our business strategy; market risks beyond our control affecting our risk management activities, including commodity price volatility, counterparty performance or creditworthiness, and interest rate risk; the concentration of our operations in Texas; the impact of adverse economic conditions on our customers; changes in the availability and price of natural gas; and increased costs of providing health care benefits, along with pension and postretirement benefits and increased funding requirements.
Accordingly, while we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, the company undertakes no obligation to update or revise any of our forward-looking statements whether as a result of new information, future events or otherwise.
About Atmos Energy
Atmos Energy Corporation, a natural gas-only distributor, is an S&P 500 company headquartered in Dallas. We safely deliver reliable, efficient, and abundant natural gas to approximately 3.4 million distribution customers in over 1,400 communities across eight states located primarily in the South. As part of our vision to be the safest provider of natural gas services, we are modernizing our business and infrastructure while continuing to invest in safety, innovation, environmental sustainability, and our communities. Atmos Energy manages proprietary pipeline and storage assets, including one of the largest intrastate natural gas pipeline systems in Texas. Find us online at http://www.atmosenergy.com, Facebook, Twitter, Instagram and YouTube.

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